APPENDIX D

1 (2)

Independent auditor’s assurance report on the compilation of pro forma financial information included in the Merger Prospectus to the Board of Directors of YIT Corporation (translation)

We have completed our assurance engagement to report on the compilation of pro forma financial information of YIT Corporation by the Board of Directors of YIT Corporation.  The pro forma financial information comprises pro forma statement of financial position as at 30 June 2017, pro forma statements of income for the six months ended 30 June 2017 and for the year ended 31 December 2016 and related notes, and it is set out in the section “Unaudited Pro Forma Financial Information” of the Merger Prospectus issued by YIT Corporation and dated on 24 August 2017.  The applicable basis used by the Board of Directors of YIT Corporation in compiling the pro forma financial information is specified in Annex II of Commission Regulation (EC) No 809/2004 and described in the section “Unaudited Pro Forma Financial Information” of the Merger Prospectus.

The pro forma financial information has been compiled by the Board of Directors of YIT Corporation to illustrate the impact of the Merger set out in the section “Unaudited Pro Forma Financial Information” of the Merger Prospectus on YIT Corporation’s financial position as at 30 June 2017 and its financial performance for the six months ended 30 June 2017 and for the year ended 31 December 2016, as if the Merger had taken place at 30 June 2017 for the pro forma statement of financial position and at 1 January 2016 for the pro forma statements of income. As part of this process, information about the company’s financial position and financial performance has been extracted by the Board of Directors of YIT Corporation from the company’s financial statements for the year ended 31 December 2016, on which an audit report has been published and the company’s half-year financial report for the six months ended 30 June, 2017, on which no review report has been published.

The Board of Director’s responsibility for the pro forma financial information

The Board of Directors of YIT Corporation is responsible for compiling the pro forma financial information in accordance with the Commission Regulation (EC) No 809/2004.

The Practitioner’s Independence and Quality Control

We are independent from the company according to the ethical requirements in Finland and we have complied with other ethical requirements, which apply to the engagement conducted.

The practitioner applies International Standard on Quality Control 1 (ISQC 1) and accordingly maintains a comprehensive system of quality control including documented policies and procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.

The practitioner’s responsibilities

Our responsibility is to express an opinion, as required by item 7 of Annex II of Commission Regulation (EC) No 809/2004, as to whether the pro forma financial information has been compiled, in all material respects, by the Board of Directors of YIT Corporation on the basis stated and whether that basis is consistent with the accounting policies applied by the issuer.

We conducted our engagement in accordance with International Standard on Assurance Engagements (ISAE 3420) Assurance Engagements to Report on the Compilation of Pro Forma Financial Information Included in a Prospectus, issued by the International Auditing and Assurance Standards Board.  This standard requires that the practitioner plan and perform procedures to obtain reasonable assurance as to whether the pro forma financial information has been compiled by the Board of Directors, in all material respects, in accordance with Commission Regulation (EC) No 809/2004.

PricewaterhouseCoopers Oy, Authorised Public Accountants, P.O. Box 1015 (Itämerentori 2), FI-00101 HELSINKI
Phone +358 20 787 7000, Fax +358 20 787 8000, www.pwc.fi
Reg. Domicile Helsinki, Business ID 0486406-8

D-1

2 (2)

For the purposes of this engagement, we are not responsible for updating or reissuing any reports or opinions on any historical financial information used in compiling the pro forma financial information, nor have we, in the course of this engagement, performed an audit or review of the financial information used in compiling the pro forma financial information.

The purpose of the pro forma financial information included in a Prospectus is solely to illustrate the impact of a significant event or transaction on unadjusted financial information of the company as if the event had occurred or the transaction had been undertaken at an earlier date selected for the purposes of the illustration.  Accordingly, we do not provide any assurance that the actual outcome of the event or transaction would have been as presented.

A reasonable assurance engagement to report on whether the pro forma financial information has been compiled, in all material respects, on the basis stated and that basis is consistent with the accounting policies of the issuer involves performing procedures to assess whether the basis used by the Board of Directors in the compilation of the pro forma financial information provides a reasonable basis for presenting the significant effects directly attributable to the event or transaction, and to obtain sufficient appropriate evidence about whether:

●	the basis stated has been consistently applied in the pro forma adjustments; and

●	the resulting pro forma financial information reflects the proper application of those adjustments to the unadjusted financial information.

The procedures selected depend on the practitioner’s judgment, having regard to the practitioner’s understanding of the nature of the company, the event or transaction in respect of which the pro forma financial information has been compiled, and other relevant engagement circumstances.

The engagement also involves evaluating the overall presentation of the pro forma financial information.

We believe that the evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion,

●	the pro forma financial information has been properly compiled on the basis stated in the section “Unaudited Pro Forma Financial Information”; and

●	the basis stated is consistent with the accounting policies applied by YIT Corporation

Restriction to the distribution of the report

This report has been issued solely for the purposes of including in the Merger Prospectus prepared in accordance with Commission Regulation (EC) No 809/2004.

Helsinki 24 August 2017

PricewaterhouseCoopers Oy
Authorised Public Accountants

/s/ Julia Wahlroos
Julia Wahlroos
Authorised Public Accountant

D-2

Notice to Lemminkäinen Shareholders in the United States

The YIT shares to be issued in connection with the Merger have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and are being issued in reliance on the exemption from registration set forth in Rule 802 under the Securities Act.

YIT and Lemminkäinen are Finnish companies and the issuance of YIT shares will be subject to procedural and disclosure requirements in Finland that may be different from those of the United States. Any financial statements or other financial information included in this release may have been prepared in accordance with non-U.S. accounting standards that may not be comparable to the financial statements of U.S. companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.

It may be difficult for U.S. shareholders of Lemminkäinen to enforce their rights and any claims they may have arising under U.S. federal securities laws in connection with the Merger, since YIT and Lemminkäinen are located in non-U.S. jurisdictions, and some or all of YIT’s and Lemminkäinen’s officers and directors may be residents of countries other than the United States. As a result, U.S. shareholders of Lemminkäinen may not be able to sue YIT or Lemminkäinen or their respective officers and directors in a court in Finland for violations of U.S. federal securities laws. Further, it may be difficult to compel YIT or Lemminkäinen to subject themselves to the jurisdiction or judgment of a U.S. court.

Lemminkäinen’s shareholders should be aware that YIT may purchase Lemminkäinen’s shares otherwise than under the Merger, such as in open market or privately negotiated purchases, at any time during the pendency of the proposed merger.